Exhibit 99.1

Treace Medical Concepts Reports Second Quarter 2023 Financial Results

PONTE VEDRA, Fla. – August 8, 2023 – Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of hallux valgus (commonly known as bunions) through its Lapiplasty® 3D Bunion Correction™ Procedure, today reported financial results for the second quarter ended June 30, 2023.

Recent Highlights:

•
Revenue of $42.0 million in the second quarter of 2023, a 40% increase over same period last year

•
Blended average revenue per Lapiplasty® procedure kit sold was $6,176, an 8% increase over same period last year

•
Gross margin of 81.7% in the second quarter 2023

•
Second quarter revenue contribution from direct sales channel, the industry’s only direct bunion-focused salesforce, increased to 79% of sales compared to 68% during the second quarter 2022

•
Completed acquisition of certain assets from RedPoint Medical3D (RPM-3D) to enable patient specific instrumentation for bunion and related mid-foot surgical procedures

•
Granted nine additional U.S. patents year-to-date; Patent portfolio expands to 49 granted U.S. patents and 72 pending U.S. patent applications

•
Announced appointment of Julie Dewey as Chief Communications and Investor Relations Officer

“Second quarter revenue grew 40% with solid execution of our growth strategies, encouraging adjusted EBITDA progress and continued gains across our key operating metrics,” said John T. Treace, CEO, Founder and Board Member of Treace. “I’m especially pleased that we reached our stated year-end target of 200 quota carrying direct sales reps by the end of the second quarter. We expect this expansion, along with our proven commercial programs and differentiated technologies, will drive continued market penetration and position us well for the remainder of 2023 and beyond.”

Second Quarter 2023 Financial Results

Revenue for the second quarter of 2023 was $42.0 million, representing an increase of 40% compared to $30.0 million in the second quarter of 2022. The increase was driven by an increased number of Lapiplasty® procedure kits sold as a result of an expanded surgeon customer base, increased utilization and increased blended average selling prices due to increased adoption of the Company’s newer technologies and expanding portfolio of complementary products.

Gross profit for the second quarter of 2023 was $34.3 million, representing an increase of 39% compared to a gross profit of $24.7 million in the second quarter of 2022. Gross margin totaled 81.7% in the second quarter of 2023, compared to 82.3% in second quarter of 2022, primarily due to changes in product mix and an increase in inventory provisions, partially offset by lower royalty rates.

Total operating expenses were $47.3 million in the second quarter of 2023, including sales and marketing (S&M) expenses of $33.8 million, research and development (R&D) expenses of $3.5 million, and general and administrative (G&A) expenses of $10.0 million. This compared to total operating expenses of $36.6 million, including S&M expenses of $26.6 million, R&D expenses of $3.0 million, and G&A expenses of $7.0 million, in the second quarter of 2022. Increased operating expenses in the second quarter of 2023 reflect strategic investments in its expanding direct sales channel, investments in product innovation, increased capacity requirements, as well as support for other commercial initiatives.

Second quarter net loss attributable to common stockholders was ($12.3) million, or ($0.20) per share, compared to ($17.2) million, or ($0.31) per share, for the same period of 2022. Second quarter adjusted net loss was ($12.3) million, or ($0.20) per share, compared to ($12.8) million, or ($0.23) per share for the same period of 2022. Adjusted EBITDA was a loss of ($7.7) million in the second quarter of 2023 compared to a loss of ($9.6) million for the same period in 2022. See below for additional information and a reconciliation of non-GAAP financial information.

Financial Outlook

Treace is raising its full-year 2023 revenue guidance to $191 million to $197 million, which represents approximately 35% to 39% growth over the Company’s 2022 revenue. This compares to the prior full-year 2023 revenue guidance of $190 million to $196 million.

Webcast and Conference Call Details

Treace will host a conference call today, August 8, 2023, at 4:30 p.m. ET to discuss its second quarter 2023 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at https://investors.treace.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs and debt extinguishment loss. As of March 31, 2023, in its calculation of Adjusted EBITDA, the Company began subtracting interest income from net loss as interest income is expected to be significant for the full-year 2023. Prior period results for Adjusted EBITDA have been updated to be consistent with the updated presentation as described above. This earning release also presents net loss attributable to common stockholders excluding the debt extinguishment loss on an aggregate and per share basis (“Adjusted Net Loss”). Non-GAAP financial measures such as Adjusted EBITDA and Adjusted Net Loss are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses these non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA and Adjusted Net Loss helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA and Adjusted Net Loss. Accordingly, the Company believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents these non-GAAP financial measures because it believes investors, analysts and rating agencies consider them to be a useful metrics in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA and Adjusted Net Loss because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non‐GAAP results are presented below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s expectations that the expansion of the number of its quota carrying direct sales reps, along with its commercial programs and technologies, will drive continued market penetration and position the Company well for the remainder of 2023 and beyond; and the Company’s revenue guidance and revenue growth rates for full-year 2023. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended June 30, 2023 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 65 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ System – a combination of instruments, implants, and surgical methods designed to surgically correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace expanded its offering with the Adductoplasty®Midfoot Correction System, designed for reproducible surgical correction of the midfoot to provide further support to hallux valgus patients. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Contacts:

Treace Medical Concepts

Julie Dewey, IRC

Chief Communications & IR Officer

jddewey@treace.com

(209) 613-6945

Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$41,953	$29,967	$84,148	$59,014
Cost of goods sold	7,675	5,291	15,714	10,421
Gross profit	34,278	24,676	68,434	48,593
Operating expenses
Sales and marketing	33,773	26,610	67,428	48,909
Research and development	3,526	2,984	6,938	6,036
General and administrative	10,031	7,015	20,896	13,677
Total operating expenses	47,330	36,609	95,262	68,622
Loss from operations	(13,052)	(11,933)	(26,828)	(20,029)
Interest income	1,968	131	3,447	140
Interest expense	(1,282)	(946)	(2,567)	(1,897)
Debt extinguishment loss	—	(4,483)	—	(4,483)
Other income, net	95	(3)	223	(1)
Other non-operating income (expense), net	781	(5,301)	1,103	(6,241)
Net loss	$(12,271)	$(17,234)	$(25,725)	$(26,270)

Other comprehensive income (loss):
Unrealized loss on marketable securities	$(163)	$—	$(192)	$—
Comprehensive loss	$(12,434)	$(17,234)	$(25,917)	$(26,270)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.31)	$(0.43)	$(0.48)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	61,382,514	55,308,273	60,060,483	55,071,368

Note: A change in presentation has been made within the Statement of Operations and Comprehensive Loss for the three months and six months ended June 30, 2022, reclassifying $0.4 million and $0.7 million of surgical instrument expense from cost of goods sold to sales and marketing expense to conform with the current year’s presentation. Please refer to supplemental materials related to quarterly 2022 results available on our investor relations website.

Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$12,035	$19,473
Marketable securities, short-term	127,444	61,779
Accounts receivable, net of allowance for doubtful accounts of $707 and $735 as of June 30, 2023 and December 31, 2022, respectively	27,232	29,196
Inventories	26,101	19,330
Prepaid expenses and other current assets	5,284	3,624
Total current assets	198,096	133,402
Property and equipment, net	19,435	15,338
Intangible assets, net	9,500	—
Goodwill	12,815	—
Operating lease right-of-use assets	9,651	10,138
Other non-current assets	146	146
Total assets	$249,643	$159,024
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,146	$8,668
Accrued liabilities	7,072	6,216
Accrued commissions	5,661	7,356
Accrued compensation	5,368	7,666
Other liabilities	3,775	339
Total current liabilities	30,022	30,245
Long-term debt, net of discount of $1,141 and $1,289 as of June 30, 2023 and December 31, 2022, respectively	52,859	52,711
Operating lease liabilities, net of current portion	16,766	15,539
Other long-term liabilities	37	—
Total liabilities	99,684	98,495
Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock, $0.001 par value, 300,000,000 shares authorized; 61,528,409 issued and outstanding as of June 30, 2023; 300,000,000 shares authorized; 55,628,208 issued and outstanding as of December 31, 2022	62	55
Additional paid-in capital	260,561	145,221
Accumulated deficit	(110,445)	(84,720)
Accumulated other comprehensive (loss) income	(219)	(27)
Total stockholders’ equity	149,959	60,529
Total liabilities and stockholders’ equity	$249,643	$159,024

Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(25,725)	$(26,270)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	2,019	757
Provision (recovery) for allowance for doubtful accounts	78	(45)
Share-based compensation expense	6,288	3,372
Non-cash lease expense	1,264	1,165
Amortization of debt issuance costs	148	95
Recovery of inventory obsolescence	—	(197)
Gain on fair value adjustment to derivative liability	—	(173)
Debt extinguishment loss	—	4,483
Accretion (amortization) of discount (premium) on marketable securities, net	(663)	—
Other, net	5	—
Net changes in operating assets and liabilities, net of acquisitions:
Accounts Receivable	1,886	2,112
Inventory	(6,704)	(2,410)
Prepaid expenses and other assets	(1,641)	(1,039)
Other non-current assets	—	(134)
Other liabilities	1,072	2,392
Accounts payable	(522)	(957)
Accrued liabilities	(3,137)	(958)
Other, net	38	—
Net cash used in operating activities	(25,594)	(17,807)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(120,957)	—
Sales and maturities of available-for-sale marketable securities	55,763	—
Purchases of property and equipment	(5,709)	(6,649)
Acquisition, net of cash acquired	(20,000)	—
Net cash used in investing activities	(90,903)	(6,649)

Cash flows from financing activities
Proceeds from interest bearing term debt	—	49,651
Proceeds from interest bearing revolving debt	—	3,850
Debt issuance costs	—	(989)
Repayment of term loan	—	(33,893)
Proceeds from issuance of common stock from public offering, net of issuance costs and underwriting discount of $7.5 million	107,527	—
Proceeds from exercise of employee stock options	1,532	1,537
Net cash provided by financing activities	109,059	20,156
Net decrease in cash and cash equivalents	(7,438)	(4,300)
Cash and cash equivalents at beginning of period	19,473	105,833
Cash and cash equivalents at end of period	$12,035	$101,533

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,567	$1,897
Operating lease right-of-use assets obtained in exchange for new lease liabilities	$—	$15,300
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$(13)	$—
Noncash investing activities:
Unrealized losses on marketable securities	$192	$—

Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(12,271)	$(17,234)	$(25,725)	$(26,270)
Adjustment:
Debt extinguishment loss	—	4,483	—	4,483
Adjusted net loss	$(12,271)	$(12,751)	$(25,725)	$(21,787)
Per share
Net loss	$(0.20)	(0.31)	(0.43)	(0.48)
Adjustment:
Debt extinguishment loss	—	0.08	—	0.08
Adjusted net loss	$(0.20)	$(0.23)	$(0.43)	$(0.40)
Weighted average common shares outstanding per share attributable to common stockholders, basic and diluted	61,382,514	55,308,273	60,060,483	55,071,368

Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(12,271)	$(17,234)	$(25,725)	$(26,270)
Adjustments:
Interest income	(1,968)	(131)	(3,447)	(140)
Interest expense	1,282	946	2,567	1,897
Taxes	—	—	—	—
Depreciation & Amortization	1,095	423	2,019	757
EBITDA	$(11,862)	$(15,996)	$(24,586)	$(23,756)
Share-based compensation expense	3,596	1,963	6,288	3,372
Acquisition-related costs	520	—	520	—
Debt extinguishment loss	—	4,483	—	4,483
Adjusted EBITDA	$(7,746)	$(9,550)	$(17,778)	$(15,901)